Exhibit 10.3

POST-CLOSING AMENDMENT NO. 4

TO ASSET PURCHASE AGREEMENT

This POST-CLOSING AMENDMENT NO. 4 TO ASSET PURCHASE AGREEMENT, dated as of May 10, 2023 (the “Amendment”), amends that certain Asset Purchase Agreement dated as of December 31, 2021 (as amended through the date hereof, the “Asset Purchase Agreement” ) by and among SKYNET TELECOM, LLC, a Texas limited liability company (hereinafter “Seller”); SHIFT8 NETWORKS, INC., a Texas corporation, or its assigns (“Buyer”); DIGERATI TECHNOLOGIES, INC., a Nevada corporation and controlling parent of Buyer; and PAUL GOLIBART and JERRY OU, each an individual resident in the State of Texas (each, an “Owner” and collectively, the “Owners”). The Estate of Paul Golibart has succeeded to all rights of Paul Golibart as an Owner under the Asset Purchase Agreement as a matter of law as a result of his death on June 6, 2022.

WHEREAS, the parties desire to amend Section 3.01(e) of the Asset Purchase Agreement as previously amended in Post-Closing Amendment No. 1; and

WHEREAS, the parties have agreed to the following:

1. Section 3.01(e) of the Asset Purchase Agreement is hereby amended to read as follows in its entirety:

(e)	The amount of One Million and No/100 Dollars ($1,000,000.00) shall be paid by Buyer to Seller, by issuance of shares of restricted common stock (the “Stock”) of Minority Equality Opportunities Acquisition, Inc. (“MEOA”) within 5 business days following the closing of the business combination of Parent with MEOA under that certain Business Combination Agreement dated as of August 30, 2022, as amended. The Stock will be valued at the transaction price set forth in the definitive proxy statement/final prospectus ($10.00 per share) related to the business combination filed by MEOA with the Securities and Exchange Commission on May 3, 2023. For the convenience of the parties, the Stock will be issued by MEOA directly to the owners in such proportion as designated by the Seller but shall be considered for all purposes to be the payment of a portion of the Purchase Price paid to Seller.

All other terms of the Asset Purchase Agreement shall remain the same.

[Balance of Page Intentionally Blank. Signature Page Follows]

8023 Vantage, Suite 660, San Antonio, TX 78230

Telephone: 210.614.7240 Fax 210.693.1012

IN WITNESS WHEREOF, the Amendment has been duly executed and delivered as of the date first above written.

BUYER:

SHIFT8 NETWORKS, INC.,
A Texas corporation

By:	/s/ Arthur L. Smith
Printed Name:	Arthur L. Smith
Title:	CEO

PARENT:

DIGERATI TECHNOLOGIES, INC.,
A Nevada corporation

By:	/s/ Arthur L. Smith
Printed Name:	Arthur L. Smith
Title:	CEO

SELLER:

SKYNET TELECOM, LLC,
A Texas limited liability company

By:	/s/ Jerry Ou
Printed Name:	Jerry Ou
Title:	President

OWNERS:

JERRY OU

/s/ Jerry Ou

ESTATE OF PAUL GOLIBART

By:	/s/ Gayle Havel Blum
Printed Name:	Gayle Havel Blum
Title:	Executor

8023 Vantage, Suite 660, San Antonio, TX 78230

Telephone: 210.614.7240 Fax 210.693.1012